UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2022

Aravive, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36361	26-4106690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

River Oaks Tower
3730 Kirby Drive, Suite 1200
Houston, Texas 77098
(Address of principal executive offices)

(936) 355-1910
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ARAV	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.   Regulation FD Disclosure.

On March 3, 2022, Aravive, Inc. (the “Company”) issued a press release attached hereto as Exhibit 99.1 announcing positive updated data and new biomarker data from its Phase 1b study of batiraxcept in clear cell renal cell carcinoma.

The information in this Item 7.01 and in the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended and shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The press release includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements contained therein are “forward-looking” rather than historical.

The Company undertakes no duty or obligation to update or revise the information contained in this Current Report on Form 8-K, although it may do so from time to time if its management believes it is appropriate. Any such updating may be made through the filing of other reports or documents with the Securities and Exchange Commission, through press releases or through other public disclosures.

Item 8.01.   Other Events.

On March 3, 2022, the Company issued a press release announcing the following positive updated data and new biomarker data from its Phase 1b study of batiraxcept in clear cell renal cell carcinoma.

●	46% Best Overall Response Rate in the ITT Population
●	63% Best Overall Response Rate in the sAXL/GAS6 Biomarker High Population
●	6-month Progression-Free Survival Rate in the ITT Population of 79%
●	6-month Progression-Free Survival Rate of 91% in the 15 mg/kg Biomarker High Population
●	3-month Duration of Response of 100%

As of February 4, 2022, 26 ccRCC patients have been treated with batiraxcept at doses of 15 mg/kg (n=16) and 20 mg/kg (n=10), plus cabozantinib 60 mg daily in previously treated (2L+) patients with ccRCC. Demographics of the evaluated 26 patients are representative of a 2L+ ccRCC population, with all patients having received a prior immunotherapy. Key findings include:

●	No dose limiting toxicities observed at either the 15 mg/kg or 20 mg/kg batiraxcept dose in combination with cabozantinib
●	At a median follow-up of 4.9 months on February 4, 2022, 92% of patients remain on study
●	Best overall response rate (ORR) in the ITT population is 46% (12/26)
o	In the 15 mg/kg population, best ORR is 56% (9/16)
o	In the 20 mg/kg population, best ORR is 30% (3/10)
o	No patient has had progressive disease as their best response
●	The 6-month progression-free survival (PFS) rate in the ITT population is 79%
●	Median duration of response (DOR) has not been reached; the 3-month DOR is 100%

Among the 26 patients treated in the ccRCC trial, 25 were evaluable for baseline sAXL/GAS6. A high ratio optimized a patient’s ability to respond to batiraxcept plus cabozantinib. Key findings from biomarker high patients include:

●	Best ORR rate in the biomarker high population is 63% (12/19)
o	In the 15mg/kg population, best ORR is 75% (9/12)
o	In the 20mg/kg population, best ORR is 43% (3/7)
●	The 6-month PFS rate in the biomarker high population is 77%, with a 6-month PFS rate of 91% in the 15 mg/kg biomarker high group.
●	Median DOR has not been reached in the biomarker high subgroup; the 3-month DOR is 100%.

In addition, the Company has updated its corporate presentation, to among other things, include the renal data described above and its revised analysis plan (including removal of the prior planned interim analysis) for its Phase 3 trial for the treatment of platinum resistant ovarian cancer that it intends to discuss with FDA. A copy of the corporate presentation is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release
99.2	Corporate Presentation of Aravive, Inc. dated March 2022
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2022	ARAVIVE, INC. (Registrant)

	By:	/s/ Gail McIntyre
	Name:	Gail McIntyre
	Title:	Chief Executive Officer